                                                                    EXHIBIT 10.2

                                 LOAN AGREEMENT

                              entered into between

                            METALLURG EUROPE LIMITED
                             (Registered no4057900)
                                  ("Metallurg")

                                       and

                        ZELPY 1734 (PROPRIETARY) LIMITED
                         (Registered no 2002/029821/07)
                                 ("the Company")

1.   INTERPRETATION

1.1. The clause headings in this agreement are for reference purposes only and shall not be used in the interpretation thereof.

1.2.      Unless the context clearly indicates a contrary intention:

1.2.1.    expressions which denote:

1.2.1.1.  any gender shall include the other genders;

1.2.1.2.  a natural person shall include an artificial person and vice versa;

1.2.1.3.  the singular shall include the plural and vice versa.

1.2.2. The following expressions shall have the meanings set opposite them below and cognate expressions shall bear corresponding meanings:

1.2.2.1. "acquisition agreement" shall mean the agreement of sale to be concluded by, inter alia, Metallurg (South Africa) (Pty) Limited and the company as purchaser, simultaneously herewith in terms of which the purchaser shall have acquired the business and assets of MetSA and the property business as going concerns with effect from 30 December 2003, upon the terms and conditions set out therein;

1.2.2.2. "business day shall mean any day which is not a Saturday, Sunday or recognised statutory public holiday in the Republic of South Africa;




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                                                                               2


1.2.2.3. "closing date" shall mean the third business day after the date on which the conditions precedent shall have been fulfilled or waived;

1.2.2.4. "company" shall mean Zelpy 1734 (Pty) Limited, a company duly registered and incorporated according to the laws in force in the Republic of South Africa under company number 2002/029821/07;

1.2.2.5. "conditions precedent" shall mean the conditions precedent set out in clause 3;

1.2.2.6. "Corvest" shall mean Corvest 2 (Pty) Limited a company duly registered and incorporated according to the laws in force in the Republic of South Africa under company number 1993/001997/07;

1.2.2.7.  "dollars" shall mean United States dollars;

1.2.2.8. "Metallurg" shall mean Metallurg Europe Limited, a company duly registered and incorporated according to the laws in force in England and Wales;

1.2.2.9. "MetSA" shall mean Metallurg (South Africa) (Pty) Limited a company duly registered and incorporated according to the laws in force in the Republic of South Africa under company number 1970/010591/07;

1.2.2.10. "Libor rate" shall mean the arithmetic mean (rounded upward to four decimal places) of the relevant offered rates which appear on page LIBOR 01 on the Reuters Screen); or

1.2.2.10.1. if no such rate appears, the average British Bankers Association interest settlement rate for Dollars (being current page 3750 on the Telerate Screen); or

1.2.2.10.2. if no such rate appears on the Telerate Screen and no offered rate appears on the relevant page of the Reuters Screen, or there is no relevant page of the Reuters Screen, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Lender at its request, quoted by the such banks in




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                                                                               3


          London, England as may from time to time be agreed between the Lender and the Borrower, to lending on the London Interbank market, at or about 11h00 on the applicable date for the offering of deposits in dollars for a period comparable to the relevant Payment Period.;

1.2.2.11. "Rand or Rands" shall mean South African Rands;

1.2.2.12. "the license agreement" shall mean the license agreement to be entered into between Metallurg Inc, a company duly registered and incorporated according to the laws in force in Delaware United States (which is the owner of the Trade Name "Metallurg"), and the Company;

1.2.2.13. "the property business" shall mean the business of owning the immovable property together with all improvements thereon carried on by a subsidiary of the company, namely, Stand 359 Wadeville Extension 4 (Pty) Limited and which business is to be purchased by Zelpy 1735
          (Pty) Limited as a going concern pursuant as an integral part of the acquisition agreement;

1.2.2.14. "the sale of shares agreement" shall mean the sale of shares Agreement to be concluded between Metallurg and Corvest in terms of which Corvest shall purchase the shares and claims held by Metallurg in MetSA upon the terms and conditions set out therein;

1.2.2.15. "the signature date" shall mean the date of last signature of this agreement by the parties hereto.

1.3. Any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time.

1.4. If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement.




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                                                                               4


1.5. Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

1.6. Schedules or annexures to this agreement shall be deemed to be incorporated in and form part of this agreement.

2.   RECORDING

     It is recorded that:

2.1. The Company has entered into an agreement in terms of which it intends purchasing the business and assets of MetSA, as well as the property business, as going concerns on the terms and conditions set out in the acquisition agreement.

2.2. Metallurg is the holder of the entire issued share capital in and has claims against MetSA.

2.3. Corvest intends entering into an agreement with Metallurg in terms of which it intends purchasing from Metallurg all its shares in and claims against MetSA on the terms and conditions set out in that agreement.

2.4. Metallurg has agreed to lend and advance to the Company $1 370 000,00 (one million three hundred and seventy thousand dollars).

2.5. The parties herein have reached agreement in regard to the aforegoing as well as other salient terms and conditions, all of which are reduced to writing, as set forth hereafter.

3.   THE LOAN

     Metallurg hereby lends to the Company which borrows the sum of $ 1 370 000,00 (One million three hundred and seventy thousand dollars) on the terms and conditions set out in this Agreement. Subject to the fulfilment of the Conditions Precedent contained in clause 4, the date of the loan shall be the closing date or such later date as the parties may agree in writing.




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                                                                               5


4.   CONDITIONS PRECEDENT

4.1. Notwithstanding anything to the contrary in this Agreement, the loan shall be conditional in all respects upon:

4.1.1.    the execution of this Agreement by all the parties hereto;

4.1.2. the simultaneous execution of the sale of shares and the acquisition agreements by the parties referred to therein and the fulfilment of all the conditions precedent referred to in each of those agreements other than the signature of this agreement;

4.1.3. the simultaneous execution and delivery of the securities specified in paragraph 8.1 infra;

4.1.4. the approvals, if so required, of the South African reserve bank or any other authorities for exchange control approval or any other permission required to enable payment of the loan from Metallurg to the company in terms hereof to be given.

4.2. The conditions referred to in 4.1 above are expressed to be for the benefit of each of Metallurg and the Company and may only be waived in writing by both of those parties.

5.   LOAN UTILISATION

     The Company shall utilise the loan provided by Metallurg solely for the purposes recorded in clause 2.1 above.

6.   INTEREST RATES

6.1. The loan shall bear interest at a rate of one-percentage point over the Libor rate of interest per annum.

6.2. Interest shall be calculated on the balance of the loan outstanding from time to time and shall be calculated on a daily basis based on a 365-day year.

6.3. interest shall be payable on the last business day of each of the six monthly periods referred to in 6.1, to Metallurg at its domicilium citandi et executandi with each repayments of the instalments due by the Company to Metallurg.




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                                                                               6


7.   REPAYMENT

7.1. The loan together with interest thereon as determined in 6 above shall be repayable in three six monthly equal instalments of $456 666,67 (plus interest as aforesaid) payable on each of 31 January 2005, 31 July 2005 and 31 January 2006.

7.2. Notwithstanding the conditions set out in clause 7.1 above, the Company has the right to effect early repayment at any time in multiples of $100 000 (One hundred thousand dollars) subject to the giving of two business days prior written notice to Metallurg

8.   SECURITY

8.1. The loan, and all interest thereon as well as any other amounts owing in terms hereof, is to be secured by a written cession and pledge of shares and claims, in the form annexed hereto marked "B", in favour of Metallurg, by the Company which owns the shares and claims in Zelpy 1735 (Pty) Limited which in turn owns the immovable property being Stand 359 Wadeville Ext 4 ("the Property"), such pledge and cession to include the rights to dividends thereon, to be completed by delivery to Metallurg of the relevant share certificates and cession of the claims in negotiable order.

8.2. In addition to the pledge of shares and claims it is agreed that Zelpy 1735 (Pty) Limited shall be obliged a soon as possible after signature of this agreement and before 14 January 2004 bind itself as surety for and co-principal debtor with the Company for the timeous and full discharge by the Company of its obligations in terms of this agreement and sign a power of attorney to pass a covering mortgage bond over the property forming the subject matter of the property business as security for its obligations as surety and co-principal debtor on terms and conditions to be agreed.

9.   SUMMARY REPAYMENTS

9.1. Any unpaid balance of the loan, whether due for payment or not, shall immediately become repayable together with a interest calculated at the Libor rate plus 6 percentage points over the Libor rate thereon on the happening of any of the following:




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                                                                               7


9.1.1. if the Company should default in the payment on due date of any capital amount or interest due in terms of this Agreement and remain in default for a period of 3 (three) business days after receipt of written notice being given by Metallurg calling on it to pay the amount due;

9.1.2. if the Company is placed in liquidation or under judicial management, whether provisional or final and whether compulsory or voluntary, or a special resolution is passed for the winding up of the Company;

9.1.3. if in pursuance of an arbitration award or any judgement of a competent court any asset of the Company is attached and such attachment is not suspended, set aside or otherwise discharged within 30 (thirty) days from the date on which the Company becomes aware of such attachment;

9.1.4. if the Company commits an act of insolvency as provided for in Section 344 of the Companies Act No 61 of 1973 (as amended) or compromises with its creditors generally or endeavours to do so or persistently makes default in the payment of its liabilities in the ordinary course of its business or suffers any default judgment against the Company which remains unsatisfied for 21 (twenty one) days or is refused rescission of any default judgment.

9.1.5. if the Company breaches any restrictions placed upon it or any undertaking given by it in terms of this Agreement and fails to remedy such breach within 14 (fourteen) days after receiving notice in writing from Metallurg calling upon it to do so;

9.1.6. if the loan becomes repayable in terms of clause 9.1, then Metallurg shall be entitled, in addition to any other rights that Metallurg may have:

9.1.6.1. to require the immediate performance by the Company of all the obligations of the Company in terms of this Agreement notwithstanding that the due date for performance may not have arrived which obligation shall include, but shall not be limited to, the payment of all amounts owing in respect of the loan, or interest thereon.

9.1.6.2. to exercise its rights in terms of any documents executed in favour of Metallurg as security for the indebtedness of the Company.

9.1.6.3. to require the Company to cease using the Trade name as provided for in clause 8 of the license agreement.




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                                                                               8


10.  INDULGENCE

     No relaxation or indulgence which Metallurg may extend to the Company shall in any way prejudice its rights hereunder and in particular no acceptance by Metallurg of capital repayments or interest or other charges after due date shall be construed as a waiver by it of any of its rights to require strict compliance with the terms of this Agreement.

11.  CERTIFICATE

     A certificate furnished by any director or the secretary for the time being of Metallurg (whose authority it shall not be necessary to prove) setting out the amount due in respect of capital or interest or any other sum of money due in terms of this Agreement shall be prima facie proof of the amount of the debt due and payable as well as sufficient proof for all other purposes arising from or in connection with this Agreement.

12.  COSTS

12.1. All disbursements including legal fees and stamp duties incurred in the preparation of this Agreement, and the security in terms of clause 8 above will be payable by the Company.

12.2. In the event that the Company breaches any of its obligations in terms of this Agreement, then all and any costs incurred by Metallurg in enforcing any of their rights pursuant to in 9 hereof, shall be borne and paid for by the Company on the scale as between attorney and own client.

13.  NOTICES AND DOMICILIUM

13.1. The parties choose domicilium citandi et executandi for all purposes under this Agreement as follows:

              Physical address   Postal address       Telefax
              ----------------   --------------   ---------------
Metallurg     Fullerton Road     Fullerton Road   +44 1709 833712
              Rotherham          Rotherham
              Yorkshire          Yorkshire
              S60 1 DL           S60 1DL
              United Kingdom     United Kingdom




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                                                                               9


The Company   Crocker Rd         PO Box 14676     +27 11 902 8910
              Wadeville Ext 4    Wadeville
              Germiston          1422
              South Africa       South Africa


13.2. The parties hereto shall be entitled to change their domicilia from time to timeand any such change shall only be effective upon receipt of notice in writing by the other party of such change.

13.3. All payments to be made pursuant to this Agreement, and all notices, demands or communications intended for either party, shall be made or given at such party's domicilium for the time being, and, if forwarded by prepaid registered post, shall be deemed to have been received on the seventh day after the posting if sent by prepaid registered post or on the first business day after transmission if sent by telefax.

14.  ALTERATIONS OR VARIATIONS

14.1. No alteration or cancellation by agreement of, addition or amendment to, or deletion from this Agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties.

14.2. No indulgence, extension of time, waiver, relaxation or latitude which either of Metallurg on the one hand ("the grantor") may show, grant or allow to any other party ("the grantee") shall constitute a waiver by the grantor of any of the grantor's rights in terms hereof and the grantor shall not thereby be prejudiced or estopped from exercising any of its rights against the grantee in the future.

15.  PERIOD

     This Agreement and the security referred to in terms hereof shall remain in force until the loan and all interest and any other amounts owing thereon as well as the loan advanced to the Company by Metallurg in terms of clause 3 and all interest and any other amounts owing thereon, have been repaid in full. This Agreement and all security referred to in terms hereof will cease to be of any cause and effect thereafter.




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                                                                              10


16.  JURISDICTION

     Metallurg shall be entitled to institute all or any proceedings against the Company in connection with this Agreement in the High Court of South Africa, and the Company hereby consents and submits to the jurisdiction of that court and agrees that any costs awarded against it, be awarded or paid in accordance with clause 9 hereof on the High Court tariff, calculated on an Attorney and Own Client scale.

17.  GOVERNING LAW

     This agreement shall be governed by and interpreted according to the laws in force in the Republic of South Africa from time to time.

SIGNED at ______________ on this the _________ day of __________________ 2003.
In the presence of the undersigned witnesses.

         AS WITNESSES

---------------------------


                                                     ---------------------------
                                                     authorised signatory

-------------------------


                                                     ---------------------------
                                                     authorised signatory
                                                     For and on behalf of
                                                     METALLURG EUROPE LIMITED

SIGNED at                on this the           day of                    2003.
          --------------             ---------        ------------------
In the presence of the undersigned witnesses.

     AS WITNESSES


---------------------------                          ---------------------------
                                                     authorised signatory


---------------------------                          ---------------------------
                                                     authorised signatory
                                                     For and on behalf of
                                                     ZELPY 1734 (PTY) LTD

ANNEXURE B

                     PLEDGE OF SHARES AND CESSION OF CLAIMS
                            by
                            ZELPY 1734 (PTY) LIMITED
                            ("the Cedent")

                            in favour of

                            METALLURG EUROPE LIMITED
                            its successors-in-title and assigns (hereinafter referred to as "Metallurg")

1. The Cedent hereby cedes, assigns and makes over to Metallurg all its right title and interest in and to, and hereby delivers to Metallurg in pledge, all the shares (hereinafter referred to as "the shares") and claims by way of loan account ("the claims") beneficially held by it in

     ZELPY 1735 (PTY) LIMITED
     (hereinafter referred to as "the Company")

     as security for the due performance by the Cedent of all his present and future obligations to Metallurg and for the payment of all amounts which the Cedent may now and from time to time in the future owe to Metallurg, its successors-in-title and assigns from the loan agreement, or arising from any breach or termination of the loan agreement, entered into between Zelpy 1734 (Pty) Limited and Metallurg Europe Limited, to which this is an annexure ("the loan agreement").

2. The shares and claims are ceded, assigned, made over, pledged and delivered to Metallurg as a continuing covering security for each and every sum for whatsoever cause in which the Cedent may now be or hereafter become indebted to Metallurg in terms of the loan agreement, including any legal costs incurred by Metallurg in connection therewith, on the scale as between attorney and own client.

3. Forthwith upon the execution of this pledge of shares and cession of claims the Cedent shall deliver to Metallurg :

3.1. the original share certificates for the shares pledged together with share transfer forms in respect of those share certificates, duly signed by the registered holder of the shares and otherwise complete and regular in all respects except that the name of the transferee and date of signature by the transferor will be left uncompleted; and

3.2. a certified resolution of the Board of Directors of the Company noting the pledge and cession, together with a waiver in the form of the draft contained in the Schedule hereto, signed by all the shareholders of the Company.

4. The Cedent agrees that the shares and transfer documents shall remain in Metallurg's possession until such time as Metallurg will have agreed in writing to release the same, and that Metallurg may use the shares and transfer documents mentioned in clause 3 to pass transfer of the shares to Metallurg or any other person upon and in the event of Metallurg becoming entitled thereto in terms hereof.

5. The Cedent does hereby expressly waive any claim for loss of market price or otherwise which might arise by reason for any delay in returning the shares and/or transfer forms and agrees that all charges of and incidental to such redelivery shall be entirely at the Cedent's expense and the carrying out of all necessary formalities in connection therewith entirely at the Cedent's risk.




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                                                                               2


6. Should Metallurg become entitled to claim payment of any amount from the Cedent, whether by way of damages or otherwise, by reason of the Cedent's breach of any obligation to Metallurg and the Cedent's failure to remedy such breach within a period of 7 (seven) days after receipt of written notice calling upon it to do so, Metallurg shall be entitled, but not obliged, without notice and without first obtaining an Order of Court and without prejudice to any other remedy which Metallurg may have against the Cedent, to -

6.1. cause all or any of the pledged shares and claims to be sold either by public auction or private treaty or by any other lawful means as Metallurg in its sole and absolute discretion may decide. Metallurg shall have the right to apply the net proceeds of any such sale or the agreed or determined value of the shares and claims, as the case may be, after deducting therefrom all costs and expenses incurred in or about the sale and/or transfer of the shares claims and the exercise of Metallurg's rights in terms hereof, in reduction or discharge, as the case may be, of the Cedent's indebtedness to Metallurg. If after the said indebtedness has been paid there remains a surplus, such surplus shall be paid over to the Cedent. All of the aforegoing is without prejudice to any other rights which Metallurg may have against the Cedent in law.; or

6.2. if the shares and claims are unable to be sold pursuant to 6.1 above to acquire and take transfer of all or any of the shares and claims (without prejudice to Metallurg's right to purchase such shares at any sale by public auction or on any stock exchange or otherwise), at, in the event of any shares listed on a stock exchange, the ruling market price thereof on the date of sale, and in the event of unlisted shares at a price equal to the fair value thereof, which, in the absence of agreement within 30 (thirty) days of Metallurg calling upon the Cedent in writing to meet with Metallurg to endeavour to agree the fair value, will be determined by an auditor practising as such in Gauteng, appointed jointly by Metallurg and the Cedent. Should no agreement be reached on the auditor so to be appointed, either of the parties may refer the matter to the Secretary for the time being of the Gauteng Society of Chartered Accountants and he shall appoint an auditor practising as such in Gauteng to value the pledged shares. Any such auditor shall in terms hereof act as an expert and not an arbitrator. Metallurg shall have the right to apply the value of the net purchase price determined to be paid by it for such shares and claims , after deducting therefrom all costs and expenses incurred in or about the purchase thereof, in reduction or discharge, as the case may be, of the Cedent's indebtedness to Metallurg. If there is any surplus remaining such surplus shall be paid to the Cedent.

6.3. The remuneration and expenses of the auditor appointed and all broker's charges, tax, stamp duty and other costs shall be borne and paid by the Cedent.

6.4. The auditor's valuation of the shares and claims shall be final and binding upon the Cedent and shall not be subject to any review, appeal or other objection; or

6.5. Convey valid title in the shares and claims o any purchaser thereof, including Metallurg.

7. The Cedent agrees that Metallurg will not be responsible for any loss arising from the sale or realisation of the shares and claims. The Cedent does hereby absolve Metallurg from all liability whatsoever should Metallurg fail to collect any interest, dividends, income and benefits however named or described without any exception arising from or by virtue of the shares and claims or should Metallurg fail to take up any rights attaching to the shares or in any other way fail or omit to protect the Cedent's interests relating to the shares and claims.

8. Nothing hereinbefore contained shall be read as precluding Metallurg from choosing not to take transfer of the shares and claims and instead causing judicial execution to be levied against the shares and claims.

9. The Cedent does hereby constitute and appoint Metallurg irrevocably and in rem suam with power of substitution as its attorney and agent in its name, place and stead -

9.1. o execute all such documents and do all such other things as may, in Metallurg's discretion, be necessary to pass ownership of and/or to transfer the shares and claims and/or to give due and proper effect to any of the other terms hereof;

9.2. to receive all dividends which may become payable in respect of the shares; and

9.3. to appoint any person as the Cedent's proxy or representative to attend meetings of shareholders of the Company, to vote at any such meetings of shareholders and to represent the Cedent in all respects at such meetings. The Cedent undertakes upon demand to execute such instruments of proxy conforming with the Company's Articles of Association as may be necessary to give effect hereto, in the event that the authority contained herein is unacceptable to the Company.

10. The provisions of this pledge shall continue to be of full force and effect and binding on the Cedent notwithstanding -

10.1. any variation, amendment or temporary extinction of the Cedent's obligations to Metallurg in terms of the loan agreement; or

10.2. the receipt by Metallurg of any dividend or any other benefit in any liquidation or judicial management, compromise or composition of the Cedent or the Company; or

10.3. the release in whole or in part of any other security and/or any person from any suretyship in regard to the Cedent's obligations to Metallurg.

11. The Cedent undertakes to reimburse Metallurg on demand for all costs and expenses which Metallurg may at any time incur in or about the exercise of any of Metallurg's rights against the Cedent hereunder, including all legal costs to be borne by the Cedent as between attorney and own client.

12.  Notices and domicilium

12.1. The parties choose domicilium citandi et executandi for all purposes under this pledge as follows:

             Physical address   Postal address       Telefax
             ----------------   --------------   ---------------
Metallurg    Fullerton Road     Fullerton Road   +44 7109 833712
             Rotherham          Rotherham
             Yorkshire          Yorkshire
             S60 1DL            S60 1DL
             United Kingdom     United Kingdom

The Cedent   Crocker Rd         PO Box 14676     +27 11 902 8910
             Wadeville Ext 4    Wadeville
             Germiston          1422
             South Africa       South Africa


12.2. The parties hereto shall be entitled to change their domicilia from time to time, provided that any new domicilia selected by them shall be situated in the Republic of South Africa, and any such change shall only be effective upon receipt of notice in writing by the other party of such change.

12.3. All notices, demands or communications intended for either party in terms of this pledge, shall be made or given at such party's domicilium for the time being, and, if forwarded by prepaid registered post, shall be deemed to have been received on the seventh day after posting if sent by prepaid registered post or on the first business day after transmission if sent by telefax.

13. All costs of and incidental to this pledge including the stamp duty payable thereon shall be borne and paid by the Cedent.

14.  Alteration and Variation

14.1. No alteration or cancellation by agreement of, addition or amendment to, or deletion from this pledge shall be of any force or effect unless in writing and signed by or on behalf of the parties.

14.2. No indulgence, extension of time, waiver, relaxation or latitude which Metallurg on the one hand ("the grantor") may show, grant or allow to any other party ("the grantee") shall constitute a waiver by the grantor of any of the grantor's rights in terms hereof and the grantor shall not thereby be prejudiced or estopped from exercising any of its rights against the grantee in the future.

14.3. This pledge shall be binding on each of the parties hereto and their heirs, executors, trustees, assignees and successors-in-title.

14.4. The provisions of this Pledge shall be Governed by and interpreted according to the laws in force in the Republic of South Africa from time to time.

SIGNED at ______________ on this the _________ day of __________________ 2003.
In the presence of the undersigned witnesses.

         AS WITNESSES

--------------------------

                                                     ---------------------------
                                                     ZELPY 1735 (PTY) LIMITED

-------------------------

ACCEPTED BY METALLURG EUROPE LIMITED


                                                     ---------------------------
DATE                                                 AUTHORISED SIGNATORY